Exhibit 99.1

NanoString Technologies Announces Adoption of the Prosigna Breast Cancer Assay by Leading US

Clinical Laboratories and Cancer Centers

Premier Diagnostic Labs ARUP Laboratories, LabCorp, and Quest Diagnostics to Offer the Prosigna

Breast Cancer Assay

Conference Call to Discuss Details; Tomorrow at 8:30AM EST

SEATTLE and SAN ANTONIO, TX — December 10, 2013 — NanoString Technologies, Inc., (NASDAQ: NSTG) a provider of life science tools for translational research and molecular diagnostic products, today announced nationwide availability of the Prosigna™ Breast Cancer Prognostic Gene Signature Assay beginning in the first quarter of 2014. Premier national diagnostic laboratories ARUP Laboratories, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), and Quest Diagnostics (NYSE: DGX) have chosen to add the Prosigna Assay to their comprehensive suites of breast cancer diagnostic tests, providing patients treated throughout the U.S. with timely access to a genomic assay that assesses a tumor’s underlying biology and risk of distant recurrence. NanoString Technologies also announced that laboratories at the University of Alabama at Birmingham Comprehensive Cancer Center and University of North Carolina Lineberger Comprehensive Cancer Center will be among the initial wave of facilities to offer the Prosigna Assay in 2014.

NanoString will showcase the Prosigna Assay at booth #209 during the annual San Antonio Breast Cancer Symposium, December 11th -13th 2013, the leading international gathering of academic and community physicians specializing in breast cancer research and treatment.

National diagnostic laboratories adopting the Prosigna Assay commented on the new offering:

“This is the next generation of diagnostics, which embraces both the molecular and anatomic features of a tumor to provide a more accurate estimate of risk,” said Philip Bernard, MD, ARUP Laboratories Medical Director and Associate Professor in the Department of Pathology at the University of Utah.

“LabCorp is pleased to be among the first laboratories to offer the Prosigna assay,” stated Mark Brecher, MD, LabCorp Chief Medical Officer. “Prosigna provides physicians and their patients a new and important diagnostic tool, in conjunction with other clinical and pathological factors, to help monitor and treat breast cancer recurrence.”

“We are pleased to form this relationship with NanoString”, said Gerald LaFlamme, Quest General Manager, Oncology business. “The Prosigna Assay will extend our capabilities in breast cancer and provide an important new option for women.”

Brad Gray, President and Chief Executive Officer of NanoString Technologies commented on the national diagnostic laboratory and cancer center adoption of Prosigna: “We look forward to working closely with our clinical laboratory and cancer center partners, and believe these collaborations will provide a solid foothold in the breast cancer genomic assay market. These laboratories collectively serve the pathology testing needs of a substantial portion of breast cancer patients throughout the U.S. In the months ahead, we plan to coordinate closely with these laboratories so they can successfully provide locally accessible and clinically important insights from breast tumor genomics.”

Financial terms of the transactions were not disclosed. An investment community conference call is scheduled for tomorrow, Wednesday, December 11, 2013 at 8:30AM EST.

Conference Call Details

Management will host an investment community conference call on Wednesday, December 11, 2013 at 5:30AM PT / 8:30AM ET to discuss this news and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the Company’s website at: www.nanostring.com. The webcast will be available on the Company’s website for 14 days following the completion of the call.

About the Prosigna™ Breast Cancer Prognostic Gene Signature Assay and nCounter® Dx Analysis System

The Prosigna Assay provides a risk category and numerical score for assessment of the risk of distant recurrence of disease at 10 years in postmenopausal women with node-negative (Stage I or II) or node-positive (Stage II), Hormone Receptor-Positive (HR+) breast cancer. Based on the PAM50 gene signature initially discovered by Charles Perou, Ph.D. and colleagues, the Prosigna Assay is an in vitro diagnostic tool that utilizes gene expression data weighted together with clinical variables to generate a risk category and numerical score to assess a patient’s risk of distant recurrence. The Prosigna Assay measures gene expression levels of RNA extracted from formalin-fixed paraffin embedded (FFPE) breast tumor tissue previously diagnosed as invasive breast carcinoma.

The Prosigna Assay requires minimal hands-on time and runs on NanoString’s proprietary nCounter® Dx Analysis System, which offers a reproducible and cost-effective way to profile many genes simultaneously with high sensitivity and precision.

The nCounter Dx Analysis System is a highly automated and easy-to-use platform that utilizes a novel digital barcoding chemistry to deliver high precision multiplexed assays. The system is available in the multi-mode FLEX configuration, which is designed to meet the needs of high-complexity clinical laboratories seeking a single platform with the flexibility to run the Prosigna Breast Cancer Assay and, when operated in the “Life Sciences” mode, process translational research experiments and multiplexed assays developed by the clinical laboratory. The nCounter Elements™ General Purpose Reagents (GPRs) offered by NanoString provide further flexibility by enabling laboratories to develop their own gene expression, copy number variation, and gene fusion signatures.

The Prosigna Assay will be available for diagnostic use when ordered by a physician in the United States. The Prosigna Assay has been CE-marked and is available for use by healthcare professionals in the European Union and other countries that recognize the CE Mark and in which Prosigna is registered.

Prosigna™ Breast Cancer Prognostic Gene Signature Assay Intended Use:

In the U.S., Prosigna is indicated in female breast cancer patients who have undergone surgery in conjunction with locoregional treatment consistent with standard of care, either as:

1.	A prognostic indicator for distant recurrence-free survival at 10 years in postmenopausal women with Hormone Receptor-Positive (HR+), lymph node-negative, Stage I or II breast cancer to be treated with adjuvant endocrine therapy alone, when used in conjunction with other clinicopathological factors.

2.	A prognostic indicator for distant recurrence-free survival at 10 years in postmenopausal women with Hormone Receptor-Positive (HR+), lymph node-positive (one to three positive nodes), Stage II breast cancer to be treated with adjuvant endocrine therapy alone, when used in conjunction with other clinicopathological factors. The device is not intended for patients with four or more positive nodes.

Special Conditions for Use:

The Prosigna Assay is not intended for diagnosis, to predict or detect response to therapy, or to help select the optimal therapy for patients.

For more information, please visit www.prosigna.com

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter® Analysis System, which has been employed in basic and translational research since it was first introduced in 2008 and cited in more than 300 peer-reviewed publications, has also now been applied to diagnostic use as the nCounter Dx Analysis System. The company’s technology offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. The company’s technology enables a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The nCounter-based Prosigna™ Breast Cancer Prognostic Gene Signature Assay is the first in vitro diagnostic assay to be marketed through the company’s diagnostics business. The nCounter Dx Analysis System is FDA 510(k) cleared for use with the Prosigna Breast Cancer Prognostic Gene Signature Assay. To date, it has not been cleared by the FDA for other indications or for use with other assays.

For more information, please visit www.nanostring.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the availability of the Prosigna Assay, plans for collaborative activities with laboratory customers, and the expected adoption of the Prosigna Assay by clinicians and their patients. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with keeping pace with rapidly changing technology and customer requirements; risks regarding the company’s ability to successfully introduce new products; risks that new market opportunities may not develop as quickly as expected; risks associated with competition in marketing and selling products; risks of increased regulatory requirements; risks associated with obtaining reimbursement coverage for the Prosigna Assay; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, Prosigna, and nCounter Elements are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.

Investor Contact:

Lynn Pieper of Westwicke Partners

For NanoString Technologies

lynn.pieper@westwicke.com

415-202-5678

Media Contact:

Maurissa Messier of Bioscribe Inc.

For NanoString Technologies

Maurissa@bioscribe.com

760-539-7417